EXHIBIT 99.1

                               GEODYNE ENERGY INCOME PROGRAMS
                  2000 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


                                                                             CASH DISTRIBUTIONS PER UNIT
                                     2000 YEAR            1999          -------------------------------------
                                    END PER UNIT        YEAR-END                       CUMULATIVE
           FORMATION    UNIT         ESTIMATED         ESTIMATED        2000          DISTRIBUTIONS
P/SHIP       DATE       SIZE        VALUATION(2)      VALUATION(2)      TOTAL         THRU 12/31/00    P/SHIP
------     ---------    ----        ------------      ------------      -----         -------------    ------

I-D      03/04/86       $1,000        $660.58           $298.72         $91.32         $2,100.88        I-D
I-E      09/10/86        1,000        $614.49           $281.19         $77.96         $1,402.40        I-E
I-F      12/16/86        1,000        $601.48           $286.43         $58.80         $1,342.35        I-F

(1) This chart must be read in connection with the letter dated January 26, 2001, providing important assumptions and other information on the methodology used to calculate these estimates.
(2) 2000 Year-End estimates use $27.52 per barrel of oil and $6.03 per thousand cubic feet ("MCF") of gas compared to $22.75 per barrel and $2.24 per MCF of gas for the 1999 Year-End estimates.